Exhibit 10.8

SPONSOR AGREEMENT

THIS SPONSOR AGREEMENT (the “Agreement”), dated as of April 27, 2026, is made by and between Teucrium Asset Management, LLC, a Delaware limited liability company (“Sponsor”), and Texas Precious Metals Trust, a statutory trust organized under the laws of Delaware (the “Trust”), both for itself and on behalf of each of its series listed of Schedule A (each, a “Fund” and collectively, the “Funds”).

1. The Funds. No Fund is an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) nor is any Fund required to register thereunder. No Fund is a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor. The Sponsor is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is not required to register thereunder.

2. Appointment. Pursuant to the terms of the Trust’s Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), Sponsor was appointed to serve as sponsor for the Trust, with full powers and rights to effectuate and carry out the purposes, activities and objectives of the Trust. Sponsor has accepted such appointment and hereby agrees to render such services to each Fund on the terms and conditions set forth in this Agreement and the Trust Agreement.

3. Duties. Sponsor will perform such duties for the Trust as set forth in Article IV of the Trust Agreement in accordance with Sponsor’s best judgment and as outlined in the Trust’s then-current prospectus included as part of a registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). All of the actions taken on or prior to the date hereof by Sponsor, including, without limitation, all actions taken in connection with the organization and registration of the Trust and the execution of service provider agreements, be, and they hereby are, ratified, affirmed, approved and adopted in all respects.

4. Execution of Trust Documents. Pursuant to the terms of the Trust Agreement, the Sponsor is authorized to execute documents for and on behalf of the Trust. For the avoidance of doubt, when a specified officer of the Trust is required to execute, or executes, a document, including but not limited to filings required to be made with regulatory authorities such as the Securities and Exchange Commission, the following officers of the Sponsor (or persons performing similar functions, including in the event of a vacancy in one or more of the specified Sponsor’s officer positions) shall be authorized to execute the document in the capacities indicated below:

Specified Trust Officer	Sponsor Officer Authorized to Execute Trust Document in the Capacity of the Specified Trust Officer
Principal Executive Officer / Chief Executive Officer / President	Chief Executive Officer / President
Principal Financial Officer / Chief Financial Officer	Chief Financial Officer / Treasurer
Principal Accounting Officer	Chief Financial Officer / Treasurer
Comptroller	Chief Financial Officer / Treasurer
Treasurer	Chief Financial Officer / Treasurer
Vice President	Any Sponsor officer
Secretary	Any Sponsor officer

5. Reporting; Record Keeping. Sponsor will be available at reasonable times to discuss the activities of the Trust with the trustee or the administrator of the Trust or its designee. Any written reports supplied by Sponsor to the Trust discussing the activities of the Trust are intended solely for the benefit of the Trust, and the Trust agrees that it will not disseminate such reports to any other party (other than the Trust’s service providers) without the prior consent of Sponsor, except as may be required by applicable law. Sponsor shall make or cause to be made, and shall maintain or cause to be maintained, all records as are required to be made or maintained by it in its capacity as Sponsor of the Trust.

6. Other Accounts. The Trust understands and acknowledges that Sponsor may act as sponsor for various persons other than the Trust. The Trust acknowledges that Sponsor may give advice and take action concerning other persons that may be the same as, similar to or different from the advice given, or the timing and nature of action taken, concerning the Trust. Except to the extent necessary to perform Sponsor’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Sponsor, or any affiliate of Sponsor or any employee of Sponsor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

7. Sponsor’s Compensation. Each Fund shall pay to Sponsor a fee as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid not less than monthly in arrears by the applicable Fund. No other compensation is paid to the Sponsor by a Fund. Sponsor’s compensation is paid in consideration of Sponsor’s (i) services under this Agreement and the Trust Agreement and (ii) the payment by Sponsor of the Fund expenses described in paragraph 8 below. Notwithstanding any other provision to the contrary, the Funds’ organizational and offering costs (“O&O Costs”) shall be borne by the Sponsor and, as such, are the sole responsibility of the Sponsor. The Sponsor hereby agrees not to seek reimbursement from or otherwise require any Fund or the Trust to assume any liability, duty or obligation in connection with any such O&O Costs.

8. Ordinary Fees and Expenses. Sponsor shall be responsible for the payment of all of the routine operational, administrative and other ordinary expenses of a Fund, excluding interest charges on any borrowings, taxes, brokerage commissions and other expenses incurred in placing orders for the purchase and sale of instruments held by the Fund, accrued deferred tax liability, and any extraordinary fees and expenses of a Fund which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

9. Liability and Indemnification. Sponsor will not be liable for losses to a Fund, and Sponsor shall be indemnified, to the extent provided in Section 4.05 of the Trust Agreement.

10. Tax Filings. Except as described in any applicable filings with the SEC, Sponsor will not be responsible for making any tax credit or similar claim or any legal filing on the Trust’s behalf.

11. Governing Law/Disputes. This Agreement is entered into in accordance with and shall be governed by the laws of the State of Delaware; provided, however, that in the event that any law of the State of Delaware shall require that the laws of another state or jurisdiction be applied in any proceeding, such Delaware law shall be superseded by this paragraph, and the remaining laws of the State of Delaware shall nonetheless be applied in such proceeding. Each party agrees that in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

12. Termination. This Agreement may be terminated (i) by Sponsor at any time upon 30 days’ prior written notice; or (ii) by either party upon discovery of acts of fraud or willful malfeasance of the other party in performing its duties hereunder. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of this Agreement.

13. Assignment. This Agreement may be assigned by either party upon prior notice to the other party.

14. Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses.

Sponsor shall comply with, and be entitled to act on, any instructions reasonably believed to be from an authorized representative of the Trust. Sponsor and its employees and agents shall be fully protected from all liability in acting upon such instructions, without being required to determine the authenticity of the authorization or authority of the persons providing such instructions.

15. Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.

16. Integration; Amendment. This Agreement together with any other written agreements between the parties entered into concurrently with this Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

17. Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

18. Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Texas Precious Metals Trust

By: Teucrium Asset Management, LLC, as Sponsor

By:	/s/ Sal Gilbertie
Name:	Sal Gilbertie
Title:	Chief Executive Officer

Teucrium Asset Management, LLC

By:	/s/ Sal Gilbertie
Name:	Sal Gilbertie
Title:	Chief Executive Officer

Signature Page –Sponsor Agreement

SCHEDULE A

to the

SPONSOR AGREEMENT

Dated April 27, 2026 between

Texas Precious Metals Trust

and

Teucrium Asset Management, LLC

Fund	Fee Rate (expressed as a percentage of the Fund’s average daily net assets)
Y’all Street Physical Gold ETF	0.24%
Y’all Street Physical Silver ETF	0.39%